UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 2, 2009

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware
State or Other
Jurisdiction of
Incorporation

0-25033	63-1201350
(Commission	(IRS Employer
File Number)	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

(205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

As previously announced, on September 4, 2008, Superior Bancorp (the “Company”) established a one-year revolving line of credit with Colonial Bank (the “2008 Agreement”).  On August 14, 2009, BB& T Corporation acquired the banking operations of Colonial Bank.  On September 2, 2009, the Company entered into an agreement with Branch Banking and Trust Company (“BB&T”) amending the 2008 Agreement by, among other things, extending until September 3, 2010 the maturity date of the Company’s line of credit and changing the amount available thereunder to $7 million.  Pursuant to the amended loan agreement and promissory note, interest on each advance under the revolving line of credit  accrues at the Wall Street Journal prime rate plus 125 basis points, but not less than 4.5% per annum.  The outstanding principal balance under the line of credit is $7 million.

Neither the Company nor the Company’s affiliates have any material relationship with BB&T other than in respect of the line of credit, except that D. Dewey Mitchell, a director of the Company, is a guarantor on a business development loan from BB&T, and Robert R. Parrish, Jr., a director of the Company, is a member of two limited liability companies which have loans from BB&T.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman and Chief Executive Officer

Date:  September 9, 2009